EXHIBIT 3.2

                                     BYLAWS

                                       OF

                             HOPS GRILL & BAR, INC.
                             (A FLORIDA CORPORATION)


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                                TABLE OF CONTENTS

                                    ARTICLE 1
                                   DEFINITIONS

Section 1.1   Definitions.................................................... 1


                                    ARTICLE 2
                                     OFFICES

Section 2.1    Principal and Business Offices................................ 1
Section 2.2    Registered Office............................................. 1


                                    ARTICLE 3
                                  SHAREHOLDERS

Section 3.1    Annual Meeting................................................ 1
Section 3.2    Special Meeting............................................... 1
Section 3.3    Place of Meeting.............................................. 2
Section 3.4    Notice of Meeting............................................. 2
Section 3.5    Waiver of Notice.............................................. 3
Suction 3.6    Fixing of Record Date......................................... 3
Section 3.7    Shareholders' List for Meetings............................... 4
Section 3.9    Quorum........................................................ 4
Section 3.9    Voting of Shares.............................................. 5
Section 3.10   Vote Required................................................. 5
Section 3.11   Conduct of Meeting............................................ 5
Section 3.12   Inspectors of Election........................................ 5
Section 3.13   Proxies....................................................... 6
Section 3.14   Action by Shareholders Without Meeting........................ 6
Section 3.15   Acceptance of Instruments Showing Shareholder Action.......... 6


                                    ARTICLE 4
                               BOARD OF DIRECTORS

Section 4.1    General Powers and Number..................................... 7
Section 4.2    Qualifications................................................ 7
Section 4.3    Term of Office................................................ 7
Section 4.4    Nominations of Directors...................................... 8
Section 4.5    Removal....................................................... 8
Section 4.6    Resignation................................................... 8
Section 4.7    Vacancies..................................................... 8
Section 4.8    Compensation.................................................. 9
Section 4.9    Regular Meetings.............................................. 9
Section 4.10   Special Meetings.............................................. 9
Section 4.11   Notice........................................................10
Section 4.12   Waiver of Notice..............................................10
Section 4.13   Quorum and Voting.............................................10
Section 4.14   Conduct of Meetings...........................................10
Section 4.15   Committees....................................................10
Section 4.16   Action Without Meeting........................................11

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                                    ARTICLE 5
                                    OFFICERS

Section 5.1    Number........................................................11
Section 5.2    Election and Term of Office...................................12
Section 5.3    Removal.......................................................12
Section 5.4    Resignation...................................................12
Section 5.5    Vacancies.....................................................12
Section 5.6    Chairman of the Board.........................................12
Section 5.7    President.....................................................12
Section 5.8    Vice President................................................13
Section 5.9    Secretary.....................................................13
Section 5.10   Treasurer.....................................................13
Section 5.11   Assistant Secretaries and Treasurers..........................13
Section 5.12   Other Assistants and Acting Officers..........................13
Section 5.13   Salaries......................................................14


                                    ARTICLE 6
             CONTRACTS, CHECKS AND DEPOSITS; SPECIAL CORPORATE ACTS

Section 6.1    Contracts.....................................................14
Section 6.2    Checks, Drafts, etc...........................................14
Section 6.3    Deposits......................................................14
Section 6.4    Voting of Securities Owned by Corporation.....................14


                                    ARTICLE 7
                   CERTIFICATES FOR SHARES; TRANSFER OF SHARES

Section 7.1    Consideration for Shares......................................14
Section 7.2    Certificates for Shares.......................................15
Section 7.3    Transfer of Shares............................................15
Section 7.4    Restrictions on Transfer......................................15
Section 7.5    Lost, Destroyed, or Stolen Certificates.......................15
Section 7.6    Stock Regulations.............................................16


                                    ARTICLE 8
                                      SEAL

Section 8.1    Seal..........................................................16


                                    ARTICLE 9
                                BOOKS AND RECORDS

Section 9.1    Books and Records.............................................16
Section 9.2    Shareholders' Inspection Rights...............................16
Section 9.3    Distribution of Financial Information.........................16
Section 9.4    Other Reports.................................................16

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                                   ARTICLE 10
                                 INDEMNIFICATION

Section 10.1   Provision of Indemnification..................................16


                                   ARTICLE 11
                                   AMENDMENTS

Section 11.1   Power to Amend................................................17


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                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS. The following terms shall have the following meanings for purposes of these bylaws:

         "ACT" means the Florida Business Corporation Act, as it may be amended from time to time, or any successor legislation thereto.

         "CORPORATION" means Hops Grill & Bar, Inc., a Florida corporation.

         "DELIVER" or "DELIVERY" includes delivery by hand; United States mail; facsimile, telegraph, teletype or other form of electronic transmission, with written confirmation or other acknowledgment of receipt; and private mail carriers handling nationwide mail services.

         "PRINCIPAL OFFICE" means the office (within or without the State of Florida) where the Corporation's principal executive offices are located, as designated in the Articles of Incorporation until an annual report has been filed with the Florida Department of State, and thereafter as designated in the annual report.


                                    ARTICLE 2
                                     OFFICES

         SECTION 2.1 PRINCIPAL AND BUSINESS OFFICES. The Corporation may have such principal and other business offices, either within or without the State of Florida, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

         SECTION 2.2 REGISTERED OFFICE. The registered office of the Corporation required by the Act to be maintained in the State of Florida may but need not be identical with the principal office if located in the State of Florida, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the Corporation shall be identical to such registered office.


                                    ARTICLE 3
                                  SHAREHOLDERS

         SECTION 3.1  ANNUAL MEETING.

         (a) CALL BY DIRECTORS. The annual meeting of shareholders shall be held within four months after the close of each fiscal year of the Corporation on a date and at a time and place designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day fixed as herein provided for any annual meeting of shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of shareholders as soon thereafter as is practicable. The failure to hold the annual meeting of the shareholders within the time stated in these bylaws shall not affect the terms of office of the officers or directors of the Corporation or the validity of any corporate action.

         (b) BUSINESS AT ANNUAL MEETING. At an annual meeting of the shareholders of the Corporation, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly

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brought before the meeting by or at the direction of the Board of Directors, or
(iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be received at the principal business office of the Corporation no later than the date designated for receipt of shareholders' proposals in a prior public disclosure made by the Corporation. If there has been no such prior public disclosure, then to be timely, a shareholder's notice must be delivered to or mailed and received at the principal business office of the Corporation not less than sixty (60) days nor more then ninety (90) days prior to the annual meeting of shareholders; PROVIDED, HOWEVER, that in the event that less than seventy (70) days' notice of the date of the meeting is given to shareholders by notice or prior public disclosure, notice by the shareholders, to be timely, must be received by the Corporation not later than the close of business on the tenth day following the day on which the Corporation gave notice or made a public disclosure of the date of the annual meeting of the shareholders. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's stock books, of the shareholders proposing such business, and
(iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business, and (v) the some information required by clauses (ii), (iii) and (iv) above with respect to any other shareholder that, to the knowledge of the shareholder proposing such business, supports such proposal. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this
Section 3.1(b). The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that a matter of business was not properly brought before the meeting in accordance with the provisions of this
Section 3.1(b), and if the Chairman shall so determine, the Chairman shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted.

         SECTION 3.2  SPECIAL MEETINGS.

         (a) CALL BY DIRECTORS. Special meetings of shareholders of the Corporation, for any purpose or purposes, may be called by (i) the Chairman of the Board (if any) or (2) a majority of the directors in office, although less than a quorum.

         (b) CALL BY SHAREHOLDERS. The Corporation shall call a special meeting of shareholders in the event that the holders of at least twenty-five percent (25%) of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Secretary one or more written demands for the meeting describing one or more purposes for which it is to be held. The Corporation shall give notice of such a special meeting within sixty days after the date that the demand is delivered to the Corporation.

         SECTION 3.3 PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Florida, as the place of meeting for any annual or special meeting of shareholders. If no designation is made, the place of meeting shall be the principal office of the Corporation.

         SECTION 3.4  NOTICE OF MEETING.

         (a) CONTENT AND DELIVERY. Written notice stating the date, time, and place of any meeting of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more then sixty days before the date of the meeting by or at the direction of the President or the Secretary, or the officer or persons duly calling the meeting, to each shareholder of record entitled to vote at such meeting and to such other persons as required by the Act. Unless the Act requires otherwise, notice of an annual meeting need not

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include a description of the purpose or purposes for which the meeting is called. If mailed, notice of a meeting of shareholders shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock record books of the Corporation, with postage thereon prepaid.

         (b) NOTICE OF ADJOURNED MEETINGS. If an annual or special meeting of shareholders is adjourned to a different date, time, or place the Corporation shall not be required to give notice of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment; PROVIDED, HOWEVER, that if a new record date for an adjourned meeting is or must be fixed, the Corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new record date who are entitled to notice of the meeting.

         (c) NO NOTICE UNDER CERTAIN CIRCUMSTANCES. Notwithstanding the other provisions of this Section, no notice of a meeting of shareholders need be given to a shareholder if: (i) an annual report and proxy statement for two consecutive annual meetings of shareholders, or (ii) all, and at least two, checks in payment of dividends or interest on securities during a twelve-month period have been sent by first-class, United States mail, addressed to the shareholder at his or her address as it appears an the share transfer books of the Corporation, and returned undeliverable. The obligation of the Corporation to give notice of a shareholders' meeting to any such shareholder shall be reinstated once the Corporation has received a new address for such shareholder for entry on its share transfer books.

         SECTION 3.5  WAIVER OF NOTICE.

         (a) WRITTEN WAIVER. A shareholder may waive any notice required by the Act or these bylaws before or after the date and time stated for the meeting in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice.

         (b) WAIVER BY ATTENDANCE. A shareholder's attendance at a meeting, in person or by proxy, waives objection to all of the following: (i) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         SECTION 3.6  FIXING OF RECORD DATE.

         (a) GENERAL. The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of a shareholders' meeting, entitled to vote, or take any other action. In no event may a record date fixed by the Board of Directors be a date preceding the date upon which the resolution fixing the record date is adopted or a date more than seventy days before the date of meeting or action requiring a determination of shareholders.

         (b) SPECIAL MEETING. The record date for determining shareholders entitled to demand a special meeting shall be the close of business on the date the first shareholder delivers his or her demand to the Corporation.

         (c) SHAREHOLDER ACTION BY UNANIMOUS WRITTEN CONSENT. If no prior action is required by the Board of Directors pursuant to the Act, the record date for determining shareholders entitled to take action without a meeting shall be the close of business on the date the first signed written consent with respect to the action in question is delivered to the Corporation, but if prior action is required by the Board of Directors pursuant to the Act, such record date shall be the close of business on the

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date on which the Board of Directors adopts the resolution taking such prior action unless the Board of Directors otherwise fixes a record date. Any action of the shareholders of the Corporation taken without a meeting shall be effected only upon the unanimous written consent of all shareholders entitled to take such action.

         (d) ABSENCE OF BOARD DETERMINATION FOR SHAREHOLDERS' MEETING. If the Board of Directors does not determine the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders' meeting, such record date shall be the close of business on the day before the first notice with respect thereto is delivered to shareholders.

         (e) ADJOURNED MEETING. A record date for determining shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         SECTION 3.7  SHAREHOLDERS' LIST FOR MEETINGS.

         (a) PREPARATION AND AVAILABILITY. After a record date for a meeting of shareholders has been fixed, the Corporation shall prepare an alphabetical list of the names of all of the shareholders entitled to notice of the meeting. The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder. Such list shall be available for inspection by any shareholder for a period of ten days prior to the meeting or such shorter time as exists between the record date and the meeting date, and continuing through the meeting, at the Corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation's transfer agent or registrar, if any. A shareholder or his or her agent may, on written demand, inspect the list, subject to the requirements of the Act, during regular business hours and at his or her expense, during the period that it is available for inspection pursuant to this Section. A shareholder's written demand to inspect the list shall describe with reasonable particularity the purpose for inspection of the list, and the Corporation may deny the demand to inspect the list if the Secretary determines that the demand was not made in good faith and for a proper purpose or if the list is not directly connected with the purpose stated in the shareholder's demand, all subject to the requirements of Section 607.1602(3) of the Act. Notwithstanding anything herein to the contrary, the Corporation shall make the shareholders' list available at any annual meeting or special meeting of shareholders and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof.

         (b) PRIMA FACIE EVIDENCE. The shareholders' list is PRIMA FACIE evidence of the identity of shareholders entitled to examine the shareholders' list or to vote at a meeting of shareholders.

         (c) FAILURE TO COMPLY. If the requirements of this Section have not been substantially complied with, or if the Corporation refuses to allow a shareholder or his or her agent or attorney to inspect the shareholders' list before or at the meeting, on the demand of any shareholder, in person or by proxy, who failed to get such access, the meeting shall be adjourned until such requirements are complied with.

         (d) VALIDITY OF ACTION NOT AFFECTED. Refusal or failure to prepare or make available the shareholders' list shall not affect the validity of any action taken at a meeting of shareholders.

         SECTION 3.8  QUORUM.

         (a) WHAT CONSTITUTES A QUORUM. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. If the Corporation has only one class of stock outstanding, such class shall constitute a separate voting group for purposes of this Section. Except as otherwise provided in the Act, a majority of the votes

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         entitled to be cast on the matter shall constitute a quorum of the voting group for action on that matter.

         (b) PRESENCE OF SHARES. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.

         (c) ADJOURNMENT IN ABSENCE OF QUORUM. Where a quorum is not present, the holders of a majority of the shares represented and who would be entitled to vote at the meeting if a quorum were present may adjourn such meeting from time to time.

         SECTION 3.9 VOTING OF SHARES. Except as provided in the Articles of Incorporation or the Act, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a meeting of shareholders.

         SECTION 3.10  VOTE REQUIRED.

         (a) MATTERS OTHER THAN ELECTION OF DIRECTORS. If a quorum exists, except in the case of the election of directors, action on a matter shall be approved by a majority of the votes cast at such meeting, unless the Act or the Articles of Incorporation require a greater number of affirmative votes.

         (b) ELECTION OF DIRECTORS. Each director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present. Each shareholder who is entitled to vote at an election of directors has the right to vote the number of shares owned by him or her for as many persons as there are directors to be elected. Shareholders do not have a right to cumulate their votes for directors.

         SECTION 3.11 CONDUCT OF MEETING. The Chairman of the Board of Directors, and if there be none, or in his or her absence, the President, and in his or her absence, a Vice President in the order provided under the Section of these bylaws titled "Vice Presidents," and in their absence, any person chosen by the shareholders present shall call a shareholders' meeting to order and shall act as presiding officer of the meeting, and the Secretary of the Corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting. The presiding officer of the meeting shall have broad discretion in determining the order of business at a shareholders' meeting. The presiding officer's authority to conduct the meeting shall include, but in no way be limited to, recognizing shareholders entitled to speak, calling for the necessary reports, stating questions and putting them to a vote, calling for nominations, and announcing the results of voting. The presiding officer also shall take such actions as are necessary and appropriate to preserve order at the meeting. The rules of parliamentary procedure need not be observed in the conduct of shareholders' meetings.

         SECTION 3.12 INSPECTORS OF ELECTION. Inspectors of election may be appointed by the Board of Directors to act at any meeting of shareholders at which any vote is taken. If inspectors of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, make such appointment. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors of election shall determine the number of shares outstanding, the voting rights with respect to each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; receive votes, ballots, consents, and waivers; hear and determine all challenges and questions arising in connection with the vote; count and tabulate all votes, consents, and waivers; determine and announce the result; and do such acts as are proper to conduct the election or vote with fairness to all

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shareholders. No inspector, whether appointed by the Board of Directors or by the person meting as presiding officer of the meeting, need be a shareholder. The inspectors may appoint and retain other persons or entities to assist the inspectors In the performance of the duties of the inspectors. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

         SECTION 3.13  PROXIES.

         (a) APPOINTMENT. At all meetings of shareholders, a shareholder may vote his or her shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by his or her attorney-in-fact. If an appointment form expressly provides, any proxy holder may appoint, in writing, a substitute to act in his or her, place. A telegraph, telex, or a cablegram, a facsimile transmission of a signed appointment form, or a photographic, photostatic, or equivalent reproduction of a signed appointment form is a sufficient appointment form.

         (b) WHEN EFFECTIVE. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for up to eleven (11) months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

         SECTION 3.14  ACTION BY SHAREHOLDERS WITHOUT MEETING.

         (a) REQUIREMENTS FOR UNANIMOUS WRITTEN CONSENT. Any action required or permitted by the Act to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if one or more written consents describing the action taken shall be signed and dated by the holders of all (and not less than all) of the outstanding capital stock of the Corporation entitled to vote thereon. Such consents must be delivered to the principal office of the Corporation in Florida, the Corporation's principal place of business, the Secretary, or another officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the date of the earliest dated consent delivered in the manner required herein, written consents signed by the number of holders required to take action are delivered to the Corporation by delivery as set forth in this Section.

         (b) REVOCATION OF WRITTEN CONSENTS. Any written consent may be revoked prior to the date that the Corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the Corporation at its principal office in Florida or its principal place of business, or received by the Secretary or other officer or agent having custody of the books in which proceedings of meetings of shareholders are recorded.

         (c) SAME EFFECT AS VOTE AT MEETING. A consent signed under this Section has the effect of a meeting vote and may be described as such in any document. Whenever action is taken by written consent pursuant to this Section, the written consent of the shareholders consenting thereto or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

         SECTION 3.15 ACCEPTANCE OF INSTRUMENTS SHOWING SHAREHOLDER ACTION. If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver, or proxy appointment and give it effect as the Act of a shareholder. If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of a shareholder, the Corporation, if acting in good faith,

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may accept the vote, consent, waiver, or proxy appointment and give it effect as the Act of the shareholder if any of the following apply:

         (a) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

         (b) The name signed purports to be that of an administrator, executor, guardian, personal representative, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation is presented with respect to the vote, consent, waiver, or proxy appointment;

         (c) The name signed purports to be that of a receiver or trustee in bankruptcy, or assignee for the benefit of creditors of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation is presented with respect to the vote, consent, waiver, or proxy appointment;

         (d) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder is presented with respect to the vote, consent, waiver, or proxy appointment; or

         (e) Two or more persons are the shareholder as cotenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

The Corporation may reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent of the Corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.


                                    ARTICLE 4
                               BOARD OF DIRECTORS

         SECTION 4.1 GENERAL POWERS AND NUMBER. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors. The Corporation shall have five (5) directors initially. The number of directors may be increased or decreased from time to time by vote of a majority of the Board of Directors, but shall never be less than three (3).

         SECTION 4.2 QUALIFICATIONS. Directors must be natural persons who are eighteen years of age or older but need not be residents of the State of Florida or shareholders of the Corporation.

         SECTION 4.3 TERM OF OFFICE. The directors shall be classified, with respect to the time for which they severally hold office, into three (3) classes, Class I, Class II and Class III, each of which shall be as nearly equal in number as possible. Class I shall be established for a term expiring at the annual meeting of shareholders to be held in 1999 and shall consist initially of two (2) directors, Class II shall be established for a term expiring at the annual meeting of shareholders to be held in 1998 and shall consist initially of two (2) directors. Class III shall be established for a term expiring at the annual meeting of shareholders to be held in 1997 and shall consist initially of one (1) director. Each director shall hold office until his or her successors are elected and qualified, or until such director's earlier death, resignation or removal as hereinafter provided. At each annual meeting of the shareholders of Corporation, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the

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third year following the year of their election. Unless otherwise provided in the Articles of Incorporation, when the number of directors of the Corporation is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned, PROVIDED, HOWEVER, that no decrease in the number of directors shall affect the term of any director then in office.

         SECTION 4.4 NOMINATIONS OF DIRECTORS. Except as otherwise provided pursuant to the provisions of the Articles of Incorporation or Articles of Amendment relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, nominations of persons for election to the Board of Directors may be made by the Chairman of the Board on behalf of the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of directors at the annual meeting of the shareholders who complies with the notice provisions set forth in this Section 4.4. To be timely, a shareholder's notice shall be received at the principal business office of the Corporation no later than the date designated for receipt of shareholders' proposals in a prior public disclosure made by the Corporation. If there has been no such prior public disclosure, then to be timely, a shareholder's nomination must be delivered to or mailed and received at the principal business office of the Corporation not less than sixty (60) days nor more than ninety
(90) days prior to the annual meeting of shareholders; PROVIDED, HOWEVER, that in the event that less than seventy (70) days' notice of the date of the meeting is given to the shareholders or prior public disclosure of the date of the meeting is made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth (i) as to each person the shareholder proposes to nominate for election or election as a director, (A) the name, age, business address and residence address of such proposed nominee, (B) the principal occupation or employment of such person, (C) the class and number of shares of capital stock of the Corporation which are beneficially owned by such person, and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving notice (A) the name and address, as they appear on the Corporation's books, of the shareholder proposing such nomination, and (B) the class and number of shares of stock of the Corporation which are beneficially owned by the shareholder. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 4.4. The Chairman of the meeting shall, if the facts warrant, determine and declare to the annual meeting that a nomination was not made in accordance with the provisions of this Section 4.4, and if the Chairman shall so determine, the Chairman shall so declare at the meeting and the defective nomination shall be disregarded.

         SECTION 4.5  REMOVAL.

         (a) GENERALLY. Except as otherwise provided pursuant to the provisions of the Articles of Incorporation or Articles of Amendment relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only for cause (as defined in Section 4.5(b) hereof) and only by the affirmative vote, at a special meeting of the shareholders called for such a purpose, of not less than sixty-six and two-thirds percent (66-2/3%) of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, but only if notice of such proposed removal was contained in the notice of such meeting. At least thirty (30) days prior to such special meeting of shareholders, written notice shall be sent to the director or directors whose removal will be considered at such meeting. Any vacancy on the Board of Directors resulting from such removal or otherwise shall be filled only by vote of a majority of the directors then in office, although less then a quorum, and any director so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until his or her successor shall have been elected and qualified or until any such director's earlier death, resignation or removal.

         (b) "CAUSE" DEFINED. For the purposes of this Section 4.5, "cause" shall mean (i) misconduct as a director of the Corporation or any subsidiary of the Corporation which involves dishonesty with respect to a substantial or material corporate activity or corporate assets, or (ii) conviction of an offense punishable by one (1) or more years of imprisonment (other than minor regulatory infractions and traffic violations which do not materially and adversely affect the Corporation).

         SECTION 4.6 RESIGNATION. A director may resign at any time by delivering written notice to the Board of Directors or its Chairman (if any) or to the Corporation. A director's resignation is effective when the notice is delivered unless the notice specifies a later effective date.

         SECTION 4.7  VACANCIES.

         (a) WHO MAY FILL VACANCIES. Except as provided below, whenever any vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, it may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until his or her successor is duly elected and qualified, and such successor shall complete such director's remaining term.

         (b) DIRECTORS ELECTING BY VOTING GROUPS. Whenever the holders of shares of any voting group are entitled to elect a class of one or more directors by the provisions of the Articles of Incorporation, vacancies in such class may be filled by holders of shares of that voting group or by a majority of the directors then in office elected by such voting group or by a sole remaining director so elected. If no director elected by such voting group remains in office, unless the Articles of Incorporation provide otherwise, directors not elected by such voting group may fill vacancies.

         (c) PROSPECTIVE VACANCIES. A vacancy that will occur at a specific later date, because of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

         SECTION 4.8 COMPENSATION. The Board of Directors, irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the Corporation as directors, officers, or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers, and employees and to their families, dependents, estates, or beneficiaries on account of prior services rendered to the Corporation by such directors, officers, and employees.

         SECTION 4.9 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after the annual meeting of shareholders and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable piece as may be announced at such meeting of shareholders. The Board of Directors may provide, by resolution, the date, time, and place, either within or without the State of Florida, for the holding of additional regular meetings of the Board of Directors without notice other than such resolution.

         SECTION 4.10 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board (if any), the President, or not less than one-third (1/3) of the members of the Board of Directors. The person or persons calling the meeting may fix any place, either within or without the State of Florida, as the place for holding any special meeting of the Board of Directors, and if no other place is fixed, the place of the meeting shall be the principal office of the Corporation in the State of Florida.

         SECTION 4.11 NOTICE. Special meetings of the Board of Directors must be preceded by at least two days' notice of the date, time, and place of the meeting. The notice need not describe the purpose of the special meeting.

         SECTION 4.12 WAIVER OF NOTICE. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before of after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

         SECTION 4.13 QUORUM AND VOTING. A quorum of the Board of Directors consists of a majority of the number of directors prescribed by these bylaws (or if no number is proscribed, the number of directors in office immediately before the meeting begins). If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the Act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless, (i) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting specified business at the meeting; or (ii) he or she votes against or abstains from the action taken.

         SECTION 4.14  CONDUCT OF MEETINGS.

         (a) PRESIDING OFFICER. The Board of Directors may elect from among its members a Chairman of the Board of Directors, who shall preside at meetings of the Board of Directors. The Chairman, and if there be none, or in his or her absence, the President and in his or her absence, a Vice President in the order provided under the Section of these bylaws titled "Vice Presidents," and in his or her absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as presiding officer of the meeting.

         (b) MINUTES. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding officer may appoint any other person present to act as secretary of the meeting. Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

         (c) ADJOURNMENTS. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who are not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

         (d) PARTICIPATION BY CONFERENCE CALL OR SIMILAR MEANS. The Board of Directors may permit any or all directors to participate in a regular or a special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         SECTION 4.15 COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other committees, which may include, by way of example and not as a limitation, a Compensation Committee (for the purpose of establishing and implementing an executive compensation policy) and an Audit Committee (for the purpose of examining and considering matters relating to the financial affairs Of the Corporation). Each committee shall have two or more members, who serve at the pleasure of the Board of Directors, provided that the Compensation Committee and the Audit Committee shall consist of at least two Independent Directors. For purposes of this section, "Independent Director" shall mean a person other than an officer or employee of the Corporation or any subsidiary of the Corporation or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. To the extent provided in the resolution of the Board of Directors establishing and constituting such committees, such committees shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to:

         (a) approve or recommend to shareholders actions or proposals required by the Act to be approved by shareholders;

         (b) fill vacancies on the Board of Directors or any committee thereof;

         (c) adopt, amend, or repeal these bylaws;

         (d) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or

         (e) authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

The Board of Directors, by resolution adopted in accordance with this Section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee. The provisions of these bylaws which govern meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well.

         SECTION 4.16 ACTION WITHOUT MEETING. Any action required or permitted by the Act to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if the action is taken by all (and not less than all) members of the Board or of the committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director or committee member and retained by the Corporation. Such action shall be effective when the last director or committee member signs the consent, unless the consent specifies a different effective date. A consent signed under this Section has the effect of a vote at a meeting and may be described as such in any document.


                                    ARTICLE 5
                                    OFFICERS

         SECTION 5.1 NUMBER. The principal officers of the Corporation shall be a Chairman, a President, the number of Vice Presidents, if any, as authorized from time to time by the Board of Directors, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. The Board of Directors may also authorize any duly appointed officer to appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office.

         SECTION 5.2 ELECTION AND TERM OF OFFICE. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is practicable. Each officer shall hold office until his or her successor shall have been duly elected or until his or her prior death, resignation, or removal.

         SECTION 5.3 REMOVAL. The Board of Directors may remove any officer and, unless restricted by the Board of Directors, an officer may remove any officer or assistant officer appointed by that officer, at any time, with or without cause and notwithstanding the contract rights, if any, of the officer removed. The appointment of an officer does not of itself create contract rights.

         SECTION 5.4 RESIGNATION. An officer may resign at any time by delivering notice to the Corporation. The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date and the Corporation accepts the later effective date. If a resignation is made effective at a later date and the Corporation accepts the future affective date, the pending vacancy may be filled before the effective date, but the successor may not take office until the effective date.

         SECTION 5.5 VACANCIES. A vacancy in any principal office because of death, resignation, removal, disqualification, or otherwise, shall be filled as soon thereafter as practicable by the Board of Directors for the unexpired portion of the term.

         SECTION 5.6 CHAIRMAN OF THE BOARD. The Chairman of the Board (the "Chairman") shall be a member of the Board of Directors of the Corporation and shall preside over all meetings of the Board of Directors and shareholders of the Corporation. The Chairman shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as he or she shall doom necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the direction of the Chairman. The Chairman shall have authority to sign certificates for shares of the Corporation the issuance of which shall have been authorized by resolution of the Board of Directors, and to execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, contracts, leases, reports, and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, the Chairman may authorize the President or any Vice President or other officer or agent of the Corporation to execute and acknowledge such documents or instruments in his or her place and stead. In general, he or she shall perform all duties as may be prescribed by the Board of Directors from time to time.

         SECTION 5.7 PRESIDENT. The President shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. If the Chairman of the Board is not present, the President shall preside at all meetings of the Board of Directors and shareholders. The President shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. The President shall have authority to sign certificates for shares of the Corporation the issuance of which shall have been authorized by resolution of the Board of Directors, and to execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, contracts, leases, reports, and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, the President may authorize any Vice President or other officer or agent of the Corporation to execute and acknowledge such documents or instruments in his or her place and stead. In general he or she shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         SECTION 5.8 VICE PRESIDENT. In the absence of the President or in the event of the President's death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by this Board of Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign certificates for shares of the Corporation the issuance of which shall have been authorized by resolution of the Board of Directors; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors. The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the President. The Corporation may have one or more Executive Vice Presidents and one or more Senior Vice Presidents, who shall be Vice Presidents for purposes hereof.

         SECTION 5.9 SECRETARY. The Secretary shall: (i) keep, or cause to be kept, minutes of the meetings of the shareholders and of the Board of Directors (and of committees thereof) in one or more books provided for that purpose (including records of actions taken by the shareholders or the Board of Directors (or committees thereof) without a meeting); (ii) be custodian of the corporate records and of the seal of the Corporation, if any, and if the Corporation has a seal, see that it is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (iii) authenticate the records of the Corporation; (iv) maintain a record of the shareholders of the Corporation, in a form that permits preparation of a list of the names and addresses of all shareholders, by class or series of shares and showing the number and class or series of shares held by each shareholder; (v) have general charge of the stock transfer books of the Corporation; and (vi) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned by the President or by the Board of Directors.

         SECTION 5.10 TREASURER. The Treasurer shall: (i) have charge and custody of and be responsible for all funds and securities of the Corporation,
(ii) maintain appropriate accounting records; (iii) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected in accordance with the provisions of these bylaws; and (iv) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

         SECTION 5.11 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

         SECTION 5.12 OTHER ASSISTANTS AND ACTING OFFICERS. The Board of Directors shall have the power to appoint, or to authorize any duly appointed officer of the Corporation to appoint, any person to act as assistant to any officer, or as agent for the Corporation in his or her stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or an authorized officer shall have the power to perform all the duties of the office to which he or she is so appointed to be an assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors or the appointing officer.

         SECTION 5.13 SALARIES. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.


                                    ARTICLE 6
             CONTRACTS, CHECKS AND DEPOSITS; SPECIAL CORPORATE ACTS

         SECTION 6.1 CONTRACTS. The Board of Directors may authorize any officer or officers, or any agent or agents to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages, and instruments of assignment or pledge made by the Corporation shall be executed in the name of the Corporation by the President or one of the Vice Presidents; the Secretary or an Assistant Secretary, when necessary or required, shall attest and affix the corporate seal, if any, thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

         SECTION 6.2 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

         SECTION 6.3 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.

         SECTION 6.4 VOTING OF SECURITIES OWNED BY CORPORATION. Subject always to the specific directions of the Board of Directors, (i) any shares or other securities issued by any other corporation and owned or controlled by the Corporation may be voted at any meeting of security holders of such other corporation by the President of the Corporation if he or she be present, or in his or her absence by any Vice President of the Corporation who may be present, and (ii) whenever, in the judgment of the President, or in his or her absence, of any Vice President, it is desirable for the Corporation to execute a proxy or written consent in respect of any such shares or other securities, such proxy or consent shall be executed in the name of the Corporation by the President or one of the Vice Presidents of the Corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal, if any, at countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power, and authority to vote the shares or other securities issued by such other corporation and owned or controlled by the Corporation the same as such shares or other securities might be voted by the Corporation.


                                    ARTICLE 7
                   CERTIFICATES FOR SHARES; TRANSFER OF SHARES

         SECTION 7.1 CONSIDERATION FOR SHARES. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, Including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or other securities of the Corporation. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. The determination of the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and nonassessable. The Corporation may place in escrow shares issued for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits are received. If the services are not performed, the note is not paid, or the benefits are not received, the Corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

         SECTION 7.2 CERTIFICATES FOR SHARES. Every holder of shares in the Corporation shall be entitled to have a certificate representing all shares to which he or she is entitled unless the Board of Directors authorizes the issuance of some or all shares without certificates. Any such authorization shall not affect shares already represented by certificates until the certificates are surrendered to the Corporation. If the Board of Directors authorizes the issuance of any shares without certificates, within a reasonable time after the issue or transfer of any such shares, the Corporation shall send the shareholder a written statement of the information required by the Act or the Articles of Incorporation to be set forth on certificates, including any restrictions on transfer. Certificates representing shares of the Corporation shall be in such form, consistent with the Act, as shall be determined by the Board of Directors. Such certificates shall be signed (either manually or in facsimile) by the President or any Vice President or any other persons designated by the Board of Directors and may be sealed with the seal of the Corporation or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. Unless the Board of Directors authorizes shares without certificates, all certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in these bylaws with respect to lost, destroyed, or stolen certificates. The validity of a share certificate is not affected if a person who signed the certificate (either manually or in facsimile) no longer holds office when the certificate is issued.

         SECTION 7.3 TRANSFER OF SHARES. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications, and otherwise to have and exercise all the rights and power of an owner. Where a certificate for shares is presented to the Corporation with a request to register a transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (i) there were on or with the certificate the necessary endorsements, and (ii) the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that such endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

         SECTION 7.4 RESTRICTIONS ON TRANSFER. The face or reverse side of each certificate representing shares shall bear a conspicuous notation as required by the Act or the Articles of Incorporation of the restrictions imposed by the Corporation upon the transfer of such shares.

         SECTION 7.5 LOST, DESTROYED, OR STOLEN CERTIFICATES. Unless the Board of Directors authorizes shares without certificates, where the owner claims that certificates for shares have been lost, destroyed, or wrongfully taken, a new certificate shall be issued in place thereof if the owner (i) so requests before the Corporation has notice that such shares have been acquired by a bone fide purchaser, (ii) files with the Corporation a sufficient indemnity bond if required by the Board of Directors or any principal officer, and (iii) satisfies such other reasonable requirements as may be prescribed by at under the authority of the Board of Directors.

         SECTION 7.6 STOCK REGULATIONS. The Board of Directors shall have the power end authority to make all such further rules and regulations not inconsistent with law as they may deem expedient concerning the issue, transfer, and registration of shares of the Corporation.


                                    ARTICLE 8
                                      SEAL

         SECTION 8.1 SEAL. The Board of Directors may provide for a corporate seal for the Corporation.


                                    ARTICLE 9
                                BOOKS AND RECORDS

         SECTION 9.1  BOOKS AND RECORDS.

         (a) The Corporation shall keep as permanent records minutes of all meetings of the shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation.

         (b) The Corporation shall maintain accurate accounting records.

         (c) The Corporation or its agent shall maintain a record of the shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

         (d) The Corporation shall keep a copy of all written communications within the preceding three years to all shareholders generally or to all shareholders of a class or series, including the financial statements required to be furnished by the Act, and a copy of its most recent annual report delivered to the Department of State.

         SECTION 9.2 SHAREHOLDERS' INSPECTION RIGHTS. Shareholders are entitled to inspect and copy records of the Corporation as permitted by the Act.

         SECTION 9.3 DISTRIBUTION OF FINANCIAL INFORMATION. The Corporation shall prepare and disseminate financial statements to shareholders as required by the Act.

         SECTION 9.4 OTHER REPORTS. The Corporation shall disseminate such other reports to shareholders as are required by the Act, including reports regarding indemnification in certain circumstances and reports regarding the issuance or authorization for issuance of shares in exchange for promises to render services in the future.


                                   ARTICLE 10
                                 INDEMNIFICATION

         SECTION 10.1 PROVISION OF INDEMNIFICATION. The Corporation shall, to the fullest extent permitted or required by the Act, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors and Executive Officers against any and all Liabilities, and advance any and all reasonable Expenses, incurred thereby in any Proceeding to which any such Director or Executive Officer is a Party or in which such

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Director or Executive Officer is deposed or called to testify as a witness because he or she is or was a Director or Executive Officer of the Corporation. The rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to indemnification against liabilities or the advancement of Expenses which a Director or Executive Officer may be entitled under any written agreement, Board of Directors' resolution, vote of shareholders, the Act, or otherwise. The Corporation may, but shall not be required to, supplement the foregoing rights to indemnification against Liabilities and advancement of Expenses by the purchase of insurance on behalf of any one or more of its Director or Executive Officers whether or not the Corporation would be obligated to indemnify or advance Expenses to such Director or Executive Officer under this Article. For purposes of this Article, the term "Directors" includes former directors of the Corporation and any director who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including, without limitation, any employee benefit plan (other than in the capacity as an agent separately retained and compensated for the provision of goods or services to the enterprise, including, without limitation, attorneys-at-law, accountants, and financial consultants). The term "Executive Officers" includes those individuals who are or were at any time "executive officers" of the Corporation as defined in Securities and Exchange Commission Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended. All other capitalized terms used in this Article 10 and not otherwise defined herein have the meaning set forth in
Section 607.0850, Florida Statutes (1995). The provisions of this Article 10 are intended solely for the benefit of the indemnified parties described herein, their heirs and personal representatives and shall not create any rights in favor of third parties. No amendment to or repeal of this Article 10 shall diminish the rights of indemnification provided for herein prior to such amendment or repeal.


                                   ARTICLE 11
                                   AMENDMENTS

         SECTION 11.1 POWER TO AMEND. These bylaws may be amended or repealed by either the Board of Directors or the shareholders, unless the Act reserves the power to amend these bylaws generally or any particular bylaw provision, as the case may be, exclusively to the shareholders or unless the shareholders, in amending or repealing these bylaws generally or any particular bylaw provision, provide expressly that the Board of Directors may not amend or repeal these bylaws or such bylaw provision, as the case may be. The shareholders of the Corporation may adopt or amend a bylaw provision which fixes a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by the Act. The adoption or amendment of a bylaw provision that adds, changes or deletes a greater quorum or voting requirement for shareholders must meet the same quorum or voting requirement and be adopted by the same vote and voting groups required to take action under the quorum or voting requirement then in effect or proposed to be adopted, whichever is greater.


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